Exhibit 99.1

Press Release

Ahern Rentals Announces Call
Wednesday, March 21, 2007

Las Vegas, Nevada, March 21 — Ahern Rentals, Inc. announced today it will hold a conference call for press and analysts at 10:00 a.m. PDT on Thursday, March 29, 2007 to discuss matters covered in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which the Company expects to file with the Securities and Exchange Commission on or before Wednesday, March 28, 2007.  The conference call is open to the general public via telephone by dialing (888) 775-7581.  A replay of the conference call will be available beginning at noon PDT on March 29 through noon PDT on April 5.  The replay may be accessed by dialing (800) 633-8284 and entering the pass code — 21333424. Upon filing, the Company’s 10-K will be available on the website of the Securities and Exchange Commission at www.sec.gov and on the website of Ahern Rentals at www.ahernrentals.com.

Ahern Rentals is an equipment rental company with locations primarily in the southwestern United States. Through our network of equipment rental branches, we rent a full range of equipment, sell our used rental equipment, new equipment, parts, supplies and related merchandise, and provide maintenance, repair and other services that supplement our rental activities. The types of equipment we rent range from a fleet of high reach and earth engaging units to hand tools. For more information about Ahern Rentals, visit www.ahernrentals.com.